UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 15, 2015 (May 11, 2015)

EQT GP Holdings, LP

(Exact name of registrant as specified in its charter)

Delaware	001-37380	30-0855134
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

625 Liberty Avenue, Suite 1700 Pittsburgh, Pennsylvania	15222
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (412) 553-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry Into a Material Definitive Agreement.

Underwriting Agreement

On May 11, 2015, EQT GP Holdings, LP (EQGP) entered into an Underwriting Agreement (Underwriting Agreement), by and among EQGP, EQT GP Services, LLC (EQGP General Partner and, together with EQGP, the Partnership Parties) and EQT Gathering Holdings, LLC (Selling Unitholder), on the one hand, and Barclays Capital Inc. and Goldman, Sachs & Co., as representatives of the several underwriters named therein (Underwriters), on the other hand, providing for the offer and sale by the Selling Unitholder (Offering), and purchase by the Underwriters, of 23,000,000 common units (Firm Units) representing limited partner interests in EQGP (Common Units) at a price to the public of $27.00 per Common Unit. Pursuant to the Underwriting Agreement, the Selling Unitholder also granted the Underwriters an option for a period of 30 days to purchase up to an additional 3,450,000 Common Units (Option Units) on the same terms.  On May 12, 2015, the Underwriters exercised in full their option to purchase the additional 3,450,000 Common Units.

The material terms of the Offering are described in the prospectus, dated May 11, 2015 (Prospectus), filed by EQGP with the United States Securities and Exchange Commission (Commission) on May 12, 2015 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (Securities Act). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-202053), initially filed by EQGP on February 12, 2015, and a Registration Statement on Form S-1 (File No. 333-204078), filed by EQGP on May 11, 2015, pursuant to Rule 462(b) of the Securities Act.

The Underwriting Agreement contains customary representations, warranties and agreements of the Partnership Parties and the Selling Unitholder, and customary conditions to closing, obligations of the parties and termination provisions. The Partnership Parties and the Selling Unitholder have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Offering closed on May 15, 2015.  The Selling Unitholder, an indirect wholly owned subsidiary of EQT Corporation (EQT), received proceeds from the Offering (net of underwriting discounts and after deducting the structuring fee and estimated offering expenses) of approximately $673.4 million. EQT will use the net proceeds from the sale of the Common Units to fund a portion of its 2015 capital expenditure budget and for other general corporate purposes.

As more fully described under the caption “Underwriting” in the Prospectus, certain of the Underwriters and their affiliates have engaged, and may in the future engage, in commercial banking, investment banking and advisory services for EQGP, EQT Midstream Partners, LP (EQM), EQT and their respective affiliates from time to time in the ordinary course of their business for which they receive customary fees and reimbursement of expenses. Affiliates of certain of the Underwriters are lenders under EQM’s and EQT’s credit facilities. None of the affiliates of such Underwriters will receive any proceeds of the Offering as a result of their lending relationship with EQM and/or EQT.

The foregoing description and the description contained in the Prospectus are not complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Omnibus Agreement

On May 15, 2015, in connection with the closing of the Offering, EQGP entered into an Omnibus Agreement (Omnibus Agreement), by and among EQGP, the EQGP General Partner and EQT.

Pursuant to the Omnibus Agreement, EQT agreed to provide EQGP with a license to use the name “EQT” and related marks in connection with EQGP’s business. The Omnibus Agreement also provides for certain reimbursement obligations between EQT and EQGP.

As more fully described in the Prospectus, the Omnibus Agreement addresses the following matters:

•                  EQGP’s obligation to reimburse EQT and its affiliates for expenses incurred or payments made on EQGP’s behalf in conjunction with EQT’s provision of general and administrative services to EQGP, including EQGP’s public company expenses and general and administrative expenses; and

•                  EQGP’s obligation to reimburse EQT and its affiliates for certain direct operating expenses and all insurance coverage expenses it incurs or payments it makes with respect to EQGP’s assets.

The foregoing description and the description contained in the Prospectus are not complete and are qualified in their entirety by reference to the full text of the Omnibus Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Working Capital Loan Agreement

On May 15, 2015, in connection with the Offering, EQGP entered into a Working Capital Loan Agreement with EQT, providing for loans of up to $50 million at any one time outstanding, maturing on the earlier of February 18, 2019 or at least 90 days after EQT gives notice of termination, and bearing interest, at EQGP’s option, at either (a) the London InterBank Offered Rate (LIBOR) plus the margin then applicable to EQT’s LIBOR-based borrowings under its primary revolving credit facility or (b) the alternate base rate (the greater of (x) LIBOR plus 1%, (y) the prime rate or (z) The Federal Funds Open Rate plus 0.5%) plus the margin then applicable to EQT’s alternate base rate-based borrowings under its primary revolving credit facility.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Working Capital Loan Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Long-Term Incentive Plan

The description of the EQT GP Services, LLC 2015 Long-Term Incentive Plan (Plan) provided below under Item 5.02 is incorporated in this Item 1.01 by reference. A copy of the Plan is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Relationships

Each of EQGP, the EQGP General Partner, EQM and EQT Midstream Services, LLC, the general partner of EQM (EQM General Partner), is either an indirect wholly owned subsidiary or controlled affiliate of EQT. As a result, certain individuals, including certain officers and directors of the EQGP General Partner and the EQM General Partner, serve as officers and/or directors of more than one of such other entities.

As more fully described in the section “Certain Relationships and Related Party Transactions” of the Prospectus, which is incorporated herein by reference, EQT indirectly owns and controls the EQGP General Partner and indirectly owns, through the Selling Unitholder and its affiliates, 239,715,000 Common Units, representing an approximate 90.1% limited partner interest in EQGP. The EQGP General Partner owns a non-economic general partner interest in EQGP. In addition, EQGP owns the EQM General Partner, all incentive distribution rights in EQM and an approximate 30.2% limited partner interest in EQM.

Item 2.03.                                              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Working Capital Loan Agreement provided above under Item 1.01 is incorporated in this Item 2.03 by reference.

Item 3.02.                                        Unregistered Sales of Equity Securities.

On May 15, 2015, in connection with the closing of the Offering, EQGP’s previously issued and outstanding limited partner interests were exchanged for 266,165,000 newly issued Common Units. The transaction was undertaken in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof. EQGP believes that exemptions other than the foregoing exemption may exist for this transaction.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Long-Term Incentive Plan

In connection with the Offering, the Board of Directors of the EQGP General Partner adopted the Plan for employees and directors of the EQGP General Partner and those of its affiliates, including EQT and EQM. The Plan permits the issuance of phantom units, performance awards, restricted units, distribution equivalent rights, market-priced options, unit appreciation rights, other equity-based awards and cash-based awards.  The Plan limits the number of Common Units that may be delivered pursuant to awards under the Plan to 2,000,000 Common Units. The Plan will be administered by the Board of Directors of the EQGP General Partner or a committee thereof.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated in this Item 5.02 by reference.

Item 5.03.                                        Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

First Amended and Restated Agreement of Limited Partnership of EQT GP Holdings, LP

On May 15, 2015, in connection with the closing of the Offering, EQGP amended and restated its Agreement of Limited Partnership (as amended, the Partnership Agreement). The Partnership Agreement became effective on May 15, 2015. A description of the Partnership Agreement is contained in the section of the Prospectus entitled “The Partnership Agreement of EQT GP Holdings, LP” and is incorporated herein by reference.

The foregoing description and the description contained in the Prospectus are not complete and are qualified in their entirety by reference to the full text of the Partnership Agreement, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated in this Item 5.03 by reference.

First Amended and Restated Limited Liability Company Agreement of EQT GP Services, LLC

On May 15, 2015, in connection with the closing of the Offering, the EQGP General Partner amended and restated its Limited Liability Company Agreement (as amended, the LLC Agreement). The LLC Agreement became effective on May 15, 2015. The amendments to the LLC Agreement included, among other things, outlining the rights of the sole member and management by the Board of Directors of EQGP’s business.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the LLC Agreement, which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated in this Item 5.03 by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

EXHIBIT NUMBER	DESCRIPTION

1.1	Underwriting Agreement, dated May 11, 2015, by and among EQT GP Holdings, LP, EQT GP Services, LLC, EQT Gathering Holdings, LLC and the Underwriters named therein.
3.1	First Amended and Restated Agreement of Limited Partnership of EQT GP Holdings, LP, dated May 15, 2015.
3.2	First Amended and Restated Limited Liability Company Agreement of EQT GP Services, LLC, dated May 15, 2015.
10.1	Omnibus Agreement, dated May 15, 2015, by and among EQT Corporation, EQT GP Holdings, LP and EQT GP Services, LLC.
10.2	Working Capital Loan Agreement, dated May 15, 2015, by and between EQT GP Holdings, LP and EQT Corporation.
10.3	EQT GP Services, LLC 2015 Long-Term Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT GP HOLDINGS, LP

By: EQT GP Services, LLC,
its general partner

Date: May 15, 2015	By:	/s/ Philip P. Conti
Name: Philip P. Conti
Title: Senior Vice President and Chief Financial Officer

Signature Page to Closing Form 8-K (EQGP)

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

1.1	Underwriting Agreement, dated May 11, 2015, by and among EQT GP Holdings, LP, EQT GP Services, LLC, EQT Gathering Holdings, LLC and the Underwriters named therein.
3.1	First Amended and Restated Agreement of Limited Partnership of EQT GP Holdings, LP, dated May 15, 2015.
3.2	First Amended and Restated Limited Liability Company Agreement of EQT GP Services, LLC, dated May 15, 2015.
10.1	Omnibus Agreement, dated May 15, 2015, by and among EQT Corporation, EQT GP Holdings, LP and EQT GP Services, LLC.
10.2	Working Capital Loan Agreement, dated May 15, 2015, by and between EQT GP Holdings, LP and EQT Corporation.
10.3	EQT GP Services, LLC 2015 Long-Term Incentive Plan.